ADDENDUM TO
SECURED CONVERTIBLE PROMISSORY NOTE (BOND)

THIS ADDENDUM TO SECURED CONVERTIBLE PROMISSORY NOTE (BOND) (this “Addendum”) is made effective as of [date], 2014 (the “Effective Date”), by and between Ocean Thermal Energy Corporation, a Delaware corporation (the “Company”), and each of the lenders signatory and identified on Schedule I hereto (“Investors”). The Company and Investors are sometimes collectively referred to herein as, the “Parties”.

RECITALS

A.           The Company and Investors entered into a series of Secured Promissory Notes (Bonds) in identical form, the form of which is attached as Exhibit A hereto (the “Original Notes”), pursuant to which upon certain occurrences, the Original Notes shall either automatically, or at the option of each Investor, convert into shares of the Company’s Common Stock (the “Conversion Shares”) in accordance with the conversion provisions of the Original Notes.

B.           The Parties desire to amend the Original Notes to provide for adjustments to the Conversion Shares (as defined in the Original Notes) upon the occurrence of certain dilutive issuances, as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, the Company and the Investors hereby agree as follows:

AMENDMENT AND AGREEMENT

1.           Conversion Shares. Section 1(h) of the Original Notes is hereby amended and superseded in its entirety as follows:

“(h)           “Conversion Shares” shall mean one thousand (1,000) shares of the Common Stock of the Company, as adjusted below:

(i)           Stock Dividends. In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Common Stock, the number of Conversion Shares shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

Addendum	1

(ii)           Subdivisions. In case the outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of Conversion Shares at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of Conversion Shares at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

(iii)           Reclassifications. The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective,” or “the day upon which such combination becomes effective,” as the case may be, within the meaning of clause (ii) above.

2.           Miscellaneous.

a.           No Further Amendment; Effective of Amendment. Except as expressly amended hereby, each of the Original Notes is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Addendum is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Original Notes. This Addendum shall form a part of each Original Note for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Addendum by the Parties, any reference to an Original Note shall be deemed a reference to the Original Note as amended hereby. This Addendum shall be deemed to be in full force and effect from and after the execution of this Addendum by the Parties.

b.           Invalidity. If any provision of this Addendum is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Addendum will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Addendum will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Addendum will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Addendum a legal, valid and enforceable provision to reflect the same economic and legal substance of, and in as similar terms to, such illegal, invalid or unenforceable provision as may be possible.

c.           Counterparts. This Addendum may be executed simultaneously in two or more counterparts, including counterparts bearing a facsimile signature copy, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other. The Parties intend that a facsimile signature copy on this Addendum shall have the same force and effect as an original signature.

Addendum	2

IN WITNESS WHEREOF, the Company and each Investor has executed this Addendum to Secured Convertible Promissory Note on the day and year written on the first page.

ACKNOWLEDGED AND AGREED:
OCEAN THERMAL ENERGY CORPORATION
By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Chief Executive Officer
Address: 800 South Queen Street
Lancaster, PA 17603

INVESTOR:
(if an entity):  [name]
By: [name]
Name (print): [name]
Title (if an entity): [name]

[SIGNATURE PAGE TO ADDENDUM TO SECURED CONVERTIBLE PROMISSORY NOTE]

Exhibit A
[FORM OF] Secured Convertible Promissory Note (Bond)
[see attached]

Addendum	3

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

OCEAN THERMAL ENERGY CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE (BOND)

U.S. $[number]	[date], 2014

FOR VALUE RECEIVED, OCEAN THERMAL ENERGY CORPORATION, a Delaware corporation (the “Company”), promises to pay to [investor name] (“Investor”), or his/her/its permitted assigns, in lawful money of the United States of America the principal sum of [dollar amount] Dollars (US$[dollar amount]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to [rate]% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) [maturity date], 2019 (the “Maturity Date”); (ii) immediately upon or after the occurrence of an Event of Default (as defined below); or (iii) pursuant to a Change of Control. The obligations of the Company are secured pursuant to that certain Security Agreement, the form of which is attached hereto and incorporated herein by this reference as Exhibit B (the “Security Agreement”).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.           Definitions. As used in this Note, the following capitalized terms have the following meanings:

a.           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

b.           “Baha Mar Project” means the construction, operation and ownership by the Company of a seawater air conditioning (SWAC) system located on New Providence Island, Nassau, The Bahamas.

c.           “Bloomberg” means Bloomberg, L.P.

d.           “Business Day” means any day other than a Saturday, Sunday or any other day on which nationally chartered banks are authorized to be closed in the State of New York.

Note	1

e.           “Change of Control” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company; or (iii) the commencement of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

f.           “Closing Sale Price” means the last closing trade price for the Company’s Common Stock on an Eligible Market, as reported by Bloomberg, or, if the Eligible Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of the Company’s Common Stock prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Eligible Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

g.           The “Company” includes the Company initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

h.           “Conversion Shares” shall mean one thousand (1,000) shares of the Common Stock of the Company.

i.           “Eligible Market” means The New York Stock Exchange, NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board.

j.           “Event of Default” has the meaning given in Section 5 hereof.

k.           “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

l.           “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after a Change of Control or the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

Note	2

m.           “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

n.           “Registration Statement” means a registration statement of the Company under the 1933 Act covering securities of the Company (including Common Stock) on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-1 or other appropriate form.

o.           “SEC” means the Securities and Exchange Commission.

p.           “Trading Day” means any day on which the Common Stock is traded on the Eligible Market, or, if the Eligible Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that, “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

q.           The “1934 Act” shall mean the Securities and Exchange Act of 1934, as amended.

r.           The “1933 Act” shall mean the Securities Act of 1933, as amended.

2.           Payments and Prepayment. Quarterly payments of interest-only shall be made in arrears, with the first quarterly installment due on [date], 2014 (the “Initial Installment Date”). Quarterly payments of interest-only thereafter shall be made on the fifteenth (15th) day of the first month after the end of each calendar quarter (or the next Business Day thereafter) until the Maturity Date. If this Note is not earlier converted as provided herein, all unpaid principal, together with any then unpaid and accrued interest hereon, shall be due and payable on the Maturity Date. The Company will make all cash payments due under this Note in immediately available funds by 5:00 p.m. New York local time on the date such payment is due.

3.           Prepayment. This Note may be prepaid at any time without the prior written consent of the Investor.

4.           Investor Representations.

a.           Securities Law Compliance. The Investor has been advised that this Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware that the Company is under no obligation pursuant to this Note to effect any such registration with respect to this Note or the underlying securities or to file for, or comply with, any exemption from registration. The Investor has not been formed solely for the purpose of making this investment and is purchasing this Note for his/her/its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

Note	3

b.           Accredited Investor. The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and the Investor acknowledges that in order to participate in the offering of the Company’s Secured Convertible Promissory Notes, the Investor must provide to the Company, and its counsel, satisfactory information to verify the Investor’s status as an accredited investor, as required by Rule 506(c) of Regulation D under the Securities Act.

c.           Access to Information. The Investor acknowledges that the Company has given the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished such Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of this Note.

d.           Transfer Restrictions. The Investor acknowledges that (i) the Common Stock issuable upon conversion of this Note has not been and will not be registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder, or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from registration under the 1933 Act; (ii) any sale of the Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Common Stock under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

e.           Restrictive Legend. The Investor acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act, and may be sold in accordance with an effective Registration Statement, or until such Common Stock can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Common Stock):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

5.           The Company Representations and Warranties.

a.           Use of Proceeds. The Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, the Company will not use such proceeds to pay fees payable to any broker or finder relating to the offer and sale of this Note.

Note	4

b.           Reporting Status. If the Company becomes an issuer required to file reports under the 1934 Act, so long as the Investor beneficially owns the Common Stock and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

6.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

a.           Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due, and such payment shall not have been made within five (5) days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay.

b.           Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 5(a)) and (i) such failure shall continue for thirty (30) days after the Company receives notice thereof from the Investor, or (ii) if such failure is not curable within such 30-day period, but is reasonably capable of cure and the Company shall not have commenced a cure in a manner reasonably satisfactory to the Investor within the initial 30-day period or at any time thereafter ceases to use commercially practicable efforts to effect such cure.

c.           Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its creditors; (iv) be dissolved or liquidated; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take any action for the purpose of effecting any of the foregoing.

d.           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

e.           Cessation of Operations. Any cessation of operations by the Company, or the Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

Note	5

7.           Notice of Events of Default and Change of Control; Rights of Investor upon Default. The Company shall furnish to the Investor, promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder and, not less than ten (10) days prior to a Change of Control, written notice of any proposed Change of Control. Immediately upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, all outstanding Obligations payable by the Company hereunder shall be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedy, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it under this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.           Conversion.

a.           Automatic Conversion. At the time the Closing Sale Price for the Company’s Common Stock is equal to or greater than $1.80 per share for a period of ten (10) consecutive days on an Eligible Market, then the outstanding principal amount of and all accrued and unpaid interest under this Note shall automatically convert into the Conversion Shares. On and after the date of conversion pursuant to this Section 8(a) or Section 8(b), the Person or Persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder of such Conversion Shares and a purchaser of such Conversion Shares.

b.           Optional Conversion. If not previously converted pursuant to Section 8(a), at any time on or following the Maturity Date that the Company’s Common Stock is listed on an Eligible Market, the outstanding principal amount of, and all accrued but unpaid interest under, this Note shall be convertible at the option of the holder into the Conversion Shares.

c.           Mechanics of Conversion. Within three (3) Business Days after the occurrence of the conditions for automatic conversion as set forth in Section 8(a), the Company will notify the Investor that this Note has been converted in accordance with Section 8(a). Within three (3) Business Days thereof, or upon the Investor’s decision to convert this Note in accordance with Section 8(b), the Investor shall deliver (whether via email, facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date (a “Conversion Date”), a copy of an executed notice of conversion substantially in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. The Investor shall promptly thereafter surrender this Note to a reputable overnight courier for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).

9.           Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.           Waiver and Amendment. Any provision of this Note may only be waived, amended or modified upon the written consent of the Company and the Investor.

Note	6

11.           Registration and Replacement of this Note. Transfer of Note and Securities Issuable on Conversion Hereof.

a.           Registration and Replacement. The Company will keep, at its principal executive office, books for the registration and registration of transfer of this Note. Prior to presentation of this Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth elsewhere in this Note, including Section 11(b) below, and any other agreement to which the holder is a party, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Notes in the name of such holder, each in the principal (or for the number of shares, as applicable) requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered (or for the number of shares, as applicable). Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid on such Note, dated the date of such Note.

b.           Transfer of Note and Underlying Securities. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Investor that the Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11(b) that the opinion of counsel for the Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in Section 11(a). Notwithstanding the above, this Section 11 shall not prohibit, and no opinion of counsel shall be required with respect to, the disposition by the Investor to an Affiliate if, prior to such transfer, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were the original Investor hereunder.

Note	7

12.           Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor, such consent not to be unreasonably withheld, delayed or conditioned.

13.           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received; (ii) when delivered personally; (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation); (iv) one business day after being deposited with an overnight courier service of recognized standing; or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

14.           Payment. Payment shall be made in lawful tender of the United States, and all references to dollar amounts shall refer to United States Dollars.

15.           Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16.           Expenses; Waivers. If any action is instituted with a court to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. Each Party shall bear its own fees and costs incurred in connection with the consummation of the transactions contemplated by this Note.

17.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

18.           Failure or Indulgence Not Waiver. No failure or delay on the part of the Investor in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

19.           Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict herewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

20.           Grant of Security Interest. As security for the Obligations, the Company shall execute and delivery to the Investor that certain Security Agreement in the form attached hereto, and incorporated herein by this reference, as Exhibit C.

Note	8

21.           Senior Security. The Company hereby represents and warrants that except with respect to the senior and junior Baha Mar project lenders in the aggregate principal amount of $106,375,000 as of the date hereof, as may be increased or extended from time to time (the “Senior Indebtedness”), there is no currently outstanding indebtedness of the Company that provides that it is, or will be, senior to this Note. The Company agrees not to incur, during the period this Note remains outstanding, any indebtedness for borrowed money, except any extension, refinancing or additional indebtedness under the Senior Indebtedness or additional Notes on the same terms herein in the aggregate principal amount of US$15,000,000, that is senior or pari passu to this Note (other than trade payables) without the prior written consent of Investor, which shall not be unreasonably withheld or delayed.

THE COMPANY has caused this Note to be issued as of the date first written above.

OCEAN THERMAL ENERGY CORPORATION
By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Chief Executive Officer
Address: 800 South Queen Street
Lancaster, PA 17603

INVESTOR:
(If an entity): [name]
By: [signature]
Name (print): [name]
Title (if an entity): [title]

Note	9

EXHIBIT A
CONVERSION NOTICE

NAME OF INVESTOR:  __________________________
ADDRESS: _____________________________________

Date: ________________
Ocean Thermal Energy Corporation
Attn: Chief Executive Officer
800 South Queen Street
Lancaster, PA 17603

CONVERSION NOTICE

The above-captioned Investor hereby gives notice to Ocean Thermal Energy Corporation, a Delaware corporation (the “Company”), pursuant to that certain Secured Convertible Promissory Note held by the investor (the “Note”), that the Investor elects to convert the balance set forth below into fully-paid and nonassessable shares of Common Stock of the Company as of the date of conversion specified below. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.           Date of conversion: ____________________
B.           Conversion Amount: ___________________
C.           Conversion Shares:  ____________________

Sincerely,

INVESTOR:

(if an entity): [name]
By: [signature]
Name (print): [name]
Title (if an entity): [title]

Note Exhibit A	10

EXHIBIT B
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made this __ day of ______________, 2014, by Ocean Thermal Energy Corporation, a Delaware corporation, with its registered offices at 800 South Queen Street Lancaster, PA 17603 (hereinafter referred to as the “Debtor”),

TO AND IN FAVOR OF: [lender name]
having an office at: [lender address] (hereinafter referred to as the “Lender”),

WITNESSETH:

WHEREAS, on or about even date herewith, Debtor has borrowed the sum of $[loan amount] ([loan amount] Dollars) from the Lender (the “Loan”), such Loan to be evidenced by, among other things, that or those certain Secured Convertible Promissory Notes dated on or about even date herewith given by the Debtor in favor of Lender (the “Note”), and certain other documents and instruments given in connection with said Loan; and

WHEREAS, to secure the payment of all sums due or which may become due under or in connection with the Note (all of such obligations secured hereby, hereinafter called the “Obligation(s)”), Lender has required that Debtor grant Lender a security interest in the Debtor’s right to proceeds from the Baha Mar Project (as defined below), and the Debtor has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the Loan, the Obligations, and any extensions of credit made or to be made by the Lender to the Debtor, and intending to be legally bound hereby, the Debtor hereby agrees to and with Lender as follows:

1.           Definitions. As used in this Agreement, the following words and terms shall have the following meanings respectively, unless the context hereof clearly requires otherwise:

a.           “Accounts” shall include without limitation all rights of the Debtor, whenever acquired, to payment, whether or not earned by performance, and other obligations or indebtedness owed to the Debtor, in either case relating to or arising from the Debtor’s interest in the Baha Mar Project; and all rights of the Debtor to receive any payments in money or kind relating to or arising from the Baha Mar Project.

b.           “Agreement” shall mean this Security Agreement as the same may be supplemented or amended from time to time.

c.           “Baha Mar Project” shall mean the project whereby the Debtor, through its subsidiary company OTE BM Ltd., will build, own and operate a Seawater Air Conditioning system for the Baha Mar Resort in The Bahamas.

d.           “Debtor’s Address” shall mean the address set forth in the first part of this Agreement.

e.           “Code” shall mean the applicable law now or hereafter in force in The Bahamas.

f.           “Collateral” shall mean collectively all Accounts and all Proceeds therefrom.

Note Exhibit B	11

g.           “Costs and Expenses” shall mean any and all sums, fees, costs, expenses and charges which the Lender may pay or incur (i) pursuant to any provision of this Agreement; or (ii) in connection with the preparation, execution, effectuation and administration of this Agreement or any other agreement or instrument executed in connection herewith; or (iii) in defending, protecting, preserving or enforcing its security interest or the Collateral or any other agreement or instrument executed in connection herewith; or (iv) otherwise in connection the provisions of this Agreement. “Costs and Expenses” shall include, but is not limited to, all search, filing and recording fees; taxes; attorneys’ fees and legal expenses; all fees and expenses for the service and filing of papers; premiums on insurance, bonds, and undertakings; fees of marshals, sheriffs, custodians, and others; and all court costs and collection charges.

h.           “Event of Default” shall mean any of the Events of Default described in Section 4 of this Agreement.

i.           “Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds is sold, exchanged, collected or otherwise disposed of, whether cash or noncash, and includes without limitation proceeds of insurance payable by reason of loss of, or damage to, Collateral.

j.           “Senior Baha Mar Project Lender” shall mean any debt financier providing capital for that certain Seawater Air Conditioning project for the Baha Mar resort complex in The Bahamas.

To the extent not defined in this Section 1, unless the context requires otherwise, all other terms contained in this Agreement shall have the meanings attributed to them by the Code, to the extent the same are used or defined therein.

2.           Grant of Security Interest. As security for payment to Lender of all the Obligations, and as security for performance of the agreements, conditions, covenants, provisions and stipulations contained herein, and in any renewal, extension, or modification hereof and in all other agreements and instruments made and given by the Debtor to Lender in connection with any of the Obligations, the Debtor agrees that the Lender shall have, and the Debtor grants to and creates in favor of the Lender, a security interest under the Code in and to such of the Collateral as is now or in the future owned or acquired by the Debtor. Upon the Debtor’s full satisfaction of the Obligations under the Note, this security interest shall terminate.

3.           Representations, Warranties and Covenants. The Debtor represents and warrants to and covenants with the Lender, and such representations, warranties and covenants shall be continuing so long as any of the Obligations remain outstanding, as follows:

a.           Except with respect to its subsidiary companies, the Debtor utilizes no trade names in the conduct of its business, except the names set forth above in the first part of this Agreement.

b.           The security interest in the Collateral granted to the Lender in this Agreement is and shall be a perfected first priority security interest in the Collateral and prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, except for those interests which Debtor grants to other lenders under the same Note issuance as this Loan and except for those interests which Debtor grants to the Senior Baha Mar Project Lender (the “Permitted Security Interests”).

Note Exhibit B	12

c.           Except with respect to the Permitted Security Interests, the Debtor is the owner of the Collateral free and clear of all security interests, mortgages, liens or encumbrances, except for liens that arise by operation of law with respect to obligations of the Debtor that are not yet due and payable; and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming an interest therein.

d.           Except with respect to the Permitted Security Interests, the Debtor shall not mortgage, pledge, grant or permit to exist any new security interest in, or lien or encumbrance upon, any of the Collateral except for the security interests to which the Lender may give its prior consent.

e.           The Debtor shall permit the Lender, through its authorized employees, agents and representatives, to inspect and examine the annual financial statements of the Debtor upon reasonable notice.

f.           The Debtor authorizes the Lender to file financing statements describing the Collateral in such public offices as the Lender may require, without the Debtor’s signature. If the law of the jurisdiction in which such instruments are filed requires the Debtor’s signature, Debtor agrees to sign such financing statements, continuation statements, or other security agreements the Lender may require. In addition, the Debtor shall, at any time and from time to time upon request of the Lender, execute and deliver to the Lender, in form and substance satisfactory to the Lender, such documents as the Lender shall deem necessary or desirable to perfect or maintain perfected the security interest of the Lender in the Collateral or which may be necessary to comply with the law of the State of Delaware or in which the Debtor may then be conducting business, or in which the Debtor’s principal residence or chief executive office is located, or in which any of the Collateral may be located.

g.           The Debtor shall pay any and all Costs and Expenses within thirty (30) days after written notice from the Lender and submit to the Lender proof satisfactory to the Lender that such payment(s) have been made, or reimburse the Lender therefor.

h.           The Debtor, without first obtaining the prior written consent and approval of the Lender, will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), any of its assets (whether now owned or hereafter acquired) except in the ordinary course of business.

i.           If and to the extent that Accounts are a part of the Collateral:

i.           The Debtor has no other places of business except at the Debtor’s Address. All records pertaining to the Accounts (including, but not limited to, computer records) are kept at Debtor’s Address; and the Debtor will notify the Lender at least thirty (30) days prior to any change in the address where records pertaining to Accounts are kept.

ii.           All books, records and documents relating to any of the Accounts (including, but not limited to, computer records) are and will be genuine and in all respects what they purport to be; and the amount of each Account shown on the books and records of the Debtor and will be the correct amount actually owing for, or to be owing at maturity of, each of the Accounts.

Note Exhibit B	13

iii.           Any proceeds of Accounts collected by the Debtor after an Event of Default shall not be commingled with other funds of the Debtor and shall at the Lender’s request be immediately delivered to the Lender in the form received except for necessary endorsements to permit collection. The Lender in its sole discretion may allow the Debtor to use such proceeds to such extent and for such periods, if any, as the Lender elects.

j.           The Debtor will not change its fiscal years or accounting and/or depreciation methods.

k.           The Debtor will not change its state of incorporation, formation or, organization.

l.           Debtor will not change its state organizational identification number or taxpayer identification number.

4.           Events of Default. As used in this Agreement, the term “Event of Default” shall mean any one or more of the following at the option of Lender:

a.           the occurrence of one or more of the events defined in the Note or in any other document evidencing or securing any of the Obligations as an Event of Default;

b.           the failure of the Debtor to comply fully with all of the terms, conditions, representations, or covenants of this Agreement, including the covenants set forth in Paragraph 3 hereof, and such default shall have continued for a period of thirty (30) days after notice specifying such default and demanding that the same be cured shall have been given to Debtor, or if the default cannot reasonably be remedied within such period, if Debtor fails to commence to remedy the same within thirty (30) days and diligently thereafter to carry the same to completion;

c.           the creation of any new security interest, mortgage, lien or encumbrance in favor of any person other than the Lender and the Permitted Security Interests against the Collateral, without the prior consent of the Lender; or

d.           the sale or other disposition of all or substantially all of the property or assets of the Debtor, any subsidiary of the Debtor or any accommodation party of the Debtor, other than in the ordinary course of business.

5.           Rights and Remedies. The Lender shall have, by way of example and not of limitation, the rights and remedies set forth in this Section 5 after the occurrence of any Event of Default:

a.           The Lender and any officer or agent of the Lender is hereby constituted and appointed as true and lawful attorney-in-fact of the Debtor with power:

i.           if and to the extent that Accounts are part of the Collateral, to notify or require the Debtor to notify any and all account debtors or parties against which the Debtor has a claim that such Accounts have been assigned to the Lender and/or that the Lender has a security interest therein and that all payments should be made to the Lender;

ii.           to endorse the name of the Debtor upon any instruments or payments (including but not limited to, payments made under any policy of insurance) that may come into the possession of the Lender in full or partial payment of any amount owing to the Lender;

Note Exhibit B	14

iii.           if and to the extent that Accounts are part of the Collateral, to send requests for verification to account debtors or other obligors; and

iv.           the Debtor grants to the Lender, as the attorney-in-fact of the Debtor, full power of substitution and full power to do any and all things necessary to be done as fully and effectually as the Debtor might or could do but for this appointment and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Neither the Lender nor its officers and agents shall be liable for any acts or omissions or any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable so long as any of the sums becoming due under this Agreement, or any of the Obligations, and/or performance under all the other provisions contained herein and therein, shall remain outstanding.

b.           Any notice required to be given by the Lender of a sale or other disposition by the Lender of any of the Collateral, made in accordance with this Agreement, which is mailed or delivered at least fifteen (15) days prior to such proposed action, shall constitute fair and reasonable notice to the Debtor of any such action.

c.           The Lender may exercise an immediate right of setoff against any accounts or deposits the Debtor may have with Lender. This subsection shall not be construed as a limitation on any rights the Lender may have against Debtor, any other parties or any other accounts or deposits.

d.           The Lender shall have, in addition to any other rights and remedies contained in this Agreement and any other agreements, instruments, and documents heretofore, now, or hereafter executed by the Debtor and delivered to the Lender, all of the rights and remedies of a secured party under the Code, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by law.

6.           General Provisions.

a.           No delay or failure of the Lender in exercising any right, power, or privilege under this Agreement shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power of privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender are cumulative. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement or any such waiver of any provisions or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

b.           The Debtor hereby confirms the Lender’s right of Lender’s lien and setoff, and nothing in this Agreement shall be deemed a waiver or prohibition of the Lender’s right thereto.

c.           All notices, statements, requests and demands given to or made upon the Debtor or the Lender in accordance with the provisions of this Agreement shall be given as follows.

If to Debtor:	Ocean Thermal Energy Corporation
ATTN: Jeremy P. Feakins, President
800 South Queen Street
Lancaster, Pennsylvania 17603-5818

Note Exhibit B	15

With a copy to:	Gerald Koenig, General Counsel
Ocean Thermal Energy Corporation
1629 K Street NW, Suite 300
Washington DC, 20006

If to Lender at:

All notices hereunder shall be in writing and shall be deemed to have been duly given for all purposes when (i) delivered in person; (ii) when deposited in the mail as registered or certified, return receipt requested, postage prepaid; or (iii) when sent for delivery by any overnight delivery service which requires the signature of the party who accepts delivery. All notices shall be directed to the party to receive the same at its address stated above or at such other address as may be substituted by notice given as herein provided.

d.           The provisions of this Agreement may from time to time be amended in writing signed by the Debtor and the Lender.

e.           This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

f.           If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement or any other agreement between the Debtor and the Lender; but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

g.           All paragraph headings in this Agreement are included for convenience only and are not to be construed as a part hereof or in any way as limiting or amplifying the terms hereof.

h.           This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same writing.

i.           The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Lender and the Debtor; provided, however, that the Debtor may not assign any of their rights or delegate any of its obligations hereunder without the prior written consent of the Lender.

j.           Each reference in this Agreement to the Lender shall be deemed to include its successors and assigns. Any pronouns used in this Agreement shall be construed in the masculine, feminine, neuter, singular, or plural as the context may require. The agreements and obligations on any part of the Debtor herein contained shall remain in force and applicable notwithstanding any changes in the individuals comprising the limited liability company or corporation and the terms “Debtor” shall include any altered or successive limited liability companies or corporations; provided, however, that the predecessor limited liability companies or corporations shall not thereby be released from any of their obligations and liabilities hereunder.

Note Exhibit B	16

IN WITNESS WHEREOF, the Debtor has caused this Agreement to be executed as of the date first above written.

DEBTOR:

Ocean Thermal Energy Corporation

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: President

Note Exhibit B	17

SCHEDULE OF HOLDERS

Bond #	First Name	Last Name	Bond Amount	Exercise Price	# of Shares
24	Thomas	Hinkle	$50,400.00	$1.20	42,000
25	William	Schultz	$6,000.00	$1.20	5,000
31	Richard	Toews	$25,200.00	$1.20	21,000
36	Catherine	Thoma Revocable Trust
41	Steven	O'Day	$7,200.00	$1.20	6,000
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20	0
				$1.20
			$166,800.00		139,000

Schedule